                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):               MARCH 17, 1999

                       HORIZON GROUP PROPERTIES, INC.
            (Exact name of registrant as specified in its charter)


           MARYLAND                   0-24123                38-3407933
(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)             File Number)         (Identification No.)


77 WEST WACKER DRIVE, SUITE 3900
CHICAGO, ILLINOIS                                             60601
(Address of Principal Executive Offices)                   (Zip  Code)

Registrant's telephone number, including area code        (312) 917-1500

       (Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS.

     On March 17, 1999, Horizon Group Properties, Inc. (the "Company") announced that Prime Capital Holding, L.L.C. ("PCH"), a privately owned company, has withdrawn its proposal for a business combination with Horizon Group Properties, Inc. The withdrawal of the proposal was contained in a letter from PCH to the Company dated March 17, 1999.

Separately, the Board of Directors of the Company announced that it has reviewed its prior decision to submit to its shareholders for a vote an amendment to the Company's Charter to not elect real estate investment trust ("REIT") status and has determined to elect REIT status as originally contemplated.

The letter from PCH to the Company is attached hereto as Exhibit 99.6. The press release with respect to the withdrawal of the proposal for the possible business combination and the decision by the Board of Directors of the Company to elect REIT status is attached hereto as Exhibit 99.7.

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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits.


Number        Description
------        -----------
99.6          Letter dated March 17, 1999 from Prime Capital Holding, LLC to the Company

99.7 Press Release issued by the Company on March 17, 1999 regarding withdrawal of business combination proposal by Prime Capital
              Holding, LLC and determination by the Company's Board of Directors to elect REIT status

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HORIZON GROUP PROPERTIES, INC.
                                        (Registrant)

Date: March 18, 1999
                                        By:  /s/ Gary J. Skoien
                                            ----------------------------
                                        Name:  Gary J. Skoien
                                        Title: President and Chief Executive
                                               Officer

                                EXHIBIT INDEX


Number        Description
------        -----------
99.6          Letter dated March 17, 1999 from Prime Capital Holding, LLC to the Company

99.7 Press Release issued by the Company on March 17, 1999 regarding withdrawal of business combination proposal by Prime Capital
              Holding, LLC and determination by the Company's Board of Directors to elect REIT status